Exhibit 99.2

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (“Agreement”) is entered into on February 5, 2013, by and between PSMH Holding Inc. (“PSMH”), and LB Consulting LLC, an independent contractor (“Contractor”), in consideration of the mutual promises made herein, as follows:

1.           Services to be Rendered by Contractor.  Subject to and in accordance with the terms of this Agreement, PSMH hereby engages Contractor as an independent contractor to provide the services set forth on Exhibit “A” (the “Services”), and Contractor hereby accepts such engagement.  PSMH specifically acknowledges that Contractor or affiliates of Contractor may from time to time engage in advisory or other services, including capital raises for companies in similar lines of business to PSMH.  Nothing in this agreement prohibits Contractor or its affiliates from carrying out such activities.

2.           Term of Agreement. This Agreement shall become effective on the date set forth above (the "Effective Date") and shall continue until: February 5, 2015.

3.           Method of Performing Services.

3.1.           Contractor will determine the method, details, and means of performing the Services, including the determination of the need for and hiring of assistants at the Contractor’s own expense.

3.2.           Contractor agrees to comply with all applicable laws and regulations and to obtain all required licenses, if any, necessary for Contractor to perform and deliver the Services to PSMH.

3.3.           Contractor will supply all tools, equipment and supplies required to perform the Services under this Agreement.

3.4.           Contractor agrees to abide by all policies, procedures and standards of PSMH.

3.5.           Contractor acknowledges and agrees that the relationship created by this Agreement between Contractor and PSMH is that of an independent contractor and not employer/employee.

4.           Compensation.  In consideration for the Services of Contractor, Contractor shall be paid the compensation set forth on Exhibit “B” (“Compensation”).

5.           Taxes.  PSMH shall not be responsible for the withholding of tax from Contractor's compensation.  Contractor hereby indemnifies and holds PSMH harmless against any damages or costs incurred by PSMH or its officers or directors as a result of Contractor's failure to properly pay any and all taxes due and owing by Contractor as a result of Contractor's activities under this Agreement.

6.           Disclosure of Confidential Information.

6.1.           Contractor understands and agrees that Contractor’s provision of the Services creates a relationship of confidence and trust between Contractor and PSMH, that the nature of Contractor’s and PSMH’s relationship with PSMH’s clients and customers is of an extremely sensitive and confidential nature, and that in connection with the provision of the Services, Contractor may learn or be provided with information concerning PSMH or its customers and clients, the disclosure of which would cause severe and irreparable harm. Accordingly, Contractor agrees that Contractor will not, disclose to, or make use of, for Contractor or for any person, corporation, or other entity, any information obtained by Contractor with respect to any customer or client of PSMH ("Proprietary Information").

6.2.           Contractor hereby acknowledges that all files, lists, books, records, reports, literature, products and any other materials furnished to Contractor by PSMH or provided, created or generated by Contractor or others in connection with the provision of the Services shall at all times be and remain the property of PSMH and that upon termination of this Agreement, irrespective of the time, manner or cause of said termination, or as otherwise requested by PSMH from time to time, Contractor will surrender to PSMH all such lists, books, records, reports, literature, products and other materials and all copies thereof.

7.           Solicitation of PSMH’s Customers, Clients or Employees Prohibited.

7.1.           Contractor agrees that during the term of this Agreement and for a period of twelve (12) months after its termination, Contractor will not directly or indirectly:

a)	disrupt, damage, impair or interfere with the business of PSMH;

b)	solicit any employees or other independent contractors or agents of PSMH to work for or perform services for Contractor or any person or entity which competes with PSMH.

(collectively referred to as the “Restricted Period”). However, with respect to the Restricted Period, if a court of competent jurisdiction finds twelve (12) months to be an excessive amount of time to protect PSMH’s legitimate business interests, then the Restricted Period shall be deemed to be a period of nine (9) months after its termination; and if a court of competent jurisdiction finds nine (9) months to be an excessive amount of time to protect PSMH’s legitimate business interests, then the Restricted Period shall be deemed to be a period of six (6) months after its termination; and if a court of competent jurisdiction finds  six (6) months to be an excessive amount of time to protect the PSMH’s legitimate business interests, then the Restricted Period shall be deemed to be a period of three (3) months.

7.2.           Contractor understands and acknowledges that the Compensation is full and fair compensation for the Services Contractor will provide; that PSMH is relying on Contractor to maintain PSMH’s good will with its customers and clients; and that the antipiracy and anti-solicitation covenants are reasonable restrictions to prevent Contractor from making unfair use of the good will of PSMH which may be associated with Contractor as a result of Contractor's provision of Services to PSMH.

8.           Assignment.  This Agreement may be assigned with the prior written consent of the other party, such consent shall not be unreasonably withheld.

9.           Termination of Agreement.  Either party may terminate this Agreement upon prior written notification. All payments due under the Agreement (including all payments for the full 24 month term of the Agreement) shall be due immediately upon early termination of the Agreement.

10.           General Provisions.

10.1.           Notices: Any notices to be given hereunder by either party to the other must be in writing and personally delivered or deposited in the U.S. Mail by registered or certified mail with return receipt requested, to the following addresses, or to such other address as may be designated hereafter by either party hereto:

To PSMH:	PSMH, Inc.
5900 Mosteller Drive
Oklahoma City, OK 73112
Phone: 405-753-1900
Attn: Ron Hanna, President & CEO

To Contractor:	LB Consulting LLC
601 S. Federal Highway, Suite 201
Boca Raton, Fl 33432
Phone: 561-922-3700
Attn: Michael Margolies, CEO

Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of three (3) days after the date of mailing.

10.2.           Indemnification:  The parties hereby agree to indemnify, defend and hold each other harmless from and against any and all losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and amounts paid in settlements) that either party may hereafter incur or suffer arising out of or in connection with any action, claim or proceeding arising out of or in connection with the activities hereunder including, but not limited to (a) the falsity of any representation made; (b) any action or omission that would constitute negligence, (c) willful or fraudulent misconduct, (d) the use of force, (e) any injury sustained or caused in the performance of the Services, or (f) breach by either party of the Contractor of the obligations hereunder.

10.3.           Entire Agreement:  This Agreement supersedes any and all other agreements, either oral or in writing, between the parties (including the Exhibits attached) with respect to the performance of services by Contractor for PSMH, and contains all of the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

10.4.           Partial Invalidity:  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

10.5.           Successors:  This Agreement shall be binding upon, and inure to the benefit of, any successor of PSMH and any such successor shall be deemed substituted for PSMH under the terms of this Agreement.  As used in this Agreement, the term "successor" shall mean any person, firm, partnership, corporation or other entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of PSMH.

10.6.           No Waiver:  The failure by either party to strictly enforce such party's rights shall not constitute a waiver of any of such party's rights unless such party executes a written waiver with respect thereto.  Any waiver of any breach of any provision hereof shall not be deemed a waiver of a subsequent or continuing breach thereof.

10.7.           Headings:  The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

10.8.           Severability:  The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.  Should any valid federal or Florida state law or final determination of any administrative agency or court of competent jurisdiction affect any provision of this Agreement, the provision or provisions so affected shall be automatically conformed to the law or determination and otherwise this Agreement shall continue in full force and effect.

10.9.           Attorneys Fees:  If either party brings an action to enforce any provision, to secure specific performance or to collect damages of any kind for any breach of this Agreement, the prevailing party shall be entitled to all court costs, all expenses arising out of or incurred by reason of the litigation and any reasonable attorneys' fees expended or incurred in any such proceedings.

10.10.          Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

"PSMH"		"CONTRACTOR"

PSM HOLDING INC., a Delaware corporation		LB Consulting LLC

By:	/s/ Ron Hanna	By:	/s/ Michael Marloies
Print Name:	Ron Hanna	Print Name:	Michael Marloies
Title:	President	Title:	President

EXHIBIT A

SERVICES

Advisory work related to capital market strategies; consulting on a wide variety of projects, as determined by the parties.

EXHIBIT B

COMPENSATION

Contractor shall be paid $15,000 per month starting February 1, 2013. Payment shall be made on or about the 1st of each month.  In addition, Contractor shall be paid for all reimbursable expenses within 30 days of PSMH’s receipt of approved invoices. If payments are not received within 7 business days from the 1st of each month, then interest shall accrue on the money owed at a rate of 9% per annum.